EXHIBIT 99.1

APPLICATION FOR SUBSCRIPTION FOR COMMON STOCK

1ST CENTENNIAL BANCORP

218 EAST STATE STREET

REDLANDS, CALIFORNIA 92373

ORIGINAL STOCK ISSUE: Up to 225,000 shares of the common stock of 1st Centennial Bancorp, without par value (“Common Stock”), are to be subscribed for and issued at $             per share (the “Offering”).

The undersigned, having received and read the Prospectus of 1st Centennial Bancorp (“1st Centennial”), dated             , 2003 (the “Prospectus”), does hereby offer to purchase up to              shares of the Common Stock at a subscription price of $             per share. (For more information regarding the Common Stock, please refer to the Prospectus).

1st Centennial can accept this Application for all or any portion of the shares applied for, or it can reject this Application in its entirety, in its sole discretion. In the event that 1st Centennial rejects all or a portion of the requested subscription offer, it will refund to the subscriber all, or the appropriate portion, of the amount remitted with this Application plus interest at our money market rate, accrued from the date the subscription funds are collected by us until the date the subscription is rejected or partially rejected. 1st Centennial will decide which subscription offers (or portions thereof) to accept, and all appropriate refunds will be mailed no later than 30 days following the Offering Expiration Date, as defined below, when and as extended.

IMPORTANT: THE TOP TWO COPIES OF THIS APPLICATION, COMPLETED AND SIGNED (INCLUDING THE COMPLETION OF THE SUBSTITUTE FORM W-9 INCLUDED IN THIS APPLICATION), AND PAYMENT IN FULL FOR ALL SHARES SUBSCRIBED FOR, MUST BE RECEIVED BY 1ST CENTENNIAL BY 5:00 P.M., PACIFIC STANDARD TIME, ON OR BEFORE             , 2003 (SUBJECT TO EXTENSION BY 1ST CENTENNIAL TO A DATE NO LATER THAN             , 2003) (the “Offering Expiration Date”). WE WILL NOT ACCEPT SUBSCRIPTIONS FOR FEWER THAN 100 SHARES. WE URGE YOU TO REMIT PROMPTLY, SINCE THE OFFERING MAY CLOSE PRIOR TO THE OFFERING EXPIRATION DATE. PLEASE MAIL THE TOP TWO COPIES OF THE SUBSCRIPTION APPLICATION TO 1ST CENTENNIAL AT: 1ST CENTENNIAL BANCORP, 218 EAST STATE STREET, REDLANDS, CALIFORNIA 92373, ATTN: BETH SANDERS. Payment may only be made (a) by check or funds payable to “1st Centennial Bancorp Stock Offering Account,” or (b) by wire transfer of funds to the Stock Offering Account maintained by and at the offices of 1st Centennial Bank for the purpose of accepting subscriptions, ABA No. 122241954, Account # 0114262301, Attn: Beth Sanders. The subscription price will be deemed to have been received by 1st Centennial only upon (i) clearance of any uncertified check, (ii) receipt by 1st Centennial of a certified check or cashier’s check or of any postal, telegraphic or express money order, or (iii) receipt of collected funds in the Stock Offering Account designated above. If paying by uncertified personal check, please be aware that funds paid in this manner may take at least five (5) business days to clear. Accordingly, if you wish to pay the subscription price by means of uncertified personal check, please make your payment sufficiently in advance of the Offering Expiration Date to ensure that such payment is received and clears by such time. We urge you to consider in the alternative payment by means of certified or cashier’s check, money order or wire transfer of funds. If sending this Subscription Application by mail, we recommend that you do so by registered mail, properly insured, with return receipt requested.

Shares purchased by the undersigned shall be registered as listed below. (If certificates for shares are to be issued in more than one name, please specify whether ownership is to be as tenants in common, joint tenants, etc. If certificates for shares are to be issued in the name of one person for the benefit of another, please indicate whether registration should be as trustee or custodian for such person).

Name(s) in which Shares are to be Registered (Please Print)	Number of Shares (At $_______ Per Share)

By executing this Application, the undersigned hereby acknowledge(s) and agree(s) to all of the terms and conditions set forth in the Prospectus as well as all of the following terms and conditions:

The funds received by 1st Centennial from the undersigned and deposited in the Stock Offering Account described in the Prospectus will be held by 1st Centennial pending acceptance of the subscription, rejection of the subscription or cancellation of the Offering. In the event we reject all or a portion of your requested subscription, or if we cancel the Offering, we will refund to you all, or the appropriate portion, of the amount remitted with the subscription agreement plus interest thereon at our money market rate, accrued from the date the subscription funds are collected by 1st Centennial until the date the subscription funds are received by us until the date the subscription is rejected or partially rejected, or the date the Offering is cancelled, as the case may be. We will decide which subscriptions to accept, and will mail all appropriate refunds, no later than 30 days after the expiration of the Offering, when and as extended.

IN WITNESS WHEREOF, the undersigned has (have) executed this Application and returned the top two copies thereof to 1st Centennial at the address set forth above, accompanied by payment in full in the manner set forth above. I (We) understand that all information submitted on this Application will be treated confidentially by 1st Centennial.

Dated:_________________________, 2003

___________________________________ (Signature)	____________________________________ (Signature)

___________________________________ Name (please print or type)	____________________________________ Name (please print or type)

___________________________________ Please print title or capacity (if other than individual shareholder)	____________________________________ Please print title or capacity (if other than individual shareholder)

___________________________________ Street Address	____________________________________ Street Address

___________________________________ City and State Zip	____________________________________ City and State Zip

___________________________________ Telephone	____________________________________ Telephone

___________________________________ Social Security Number	____________________________________ Social Security Number

___________________________________ Taxpayer Identification Number (if applicable)	____________________________________ Taxpayer Identification Number (if applicable)

Broker-Dealer: If shares are purchased through, or upon the recommendation of a broker-dealer, please indicate in the space provided the name of the broker-dealer:

______________________________ Name	________________________________ Account Executive	______________________________ Office

Special Delivery Instructions: If the shares subscribed for are to be delivered to someone other than the above subscriber (such as a bank, broker, trustee, etc.), or to an address different than that shown above, please indicate:

_____________________________ Name	_____________________________ Address
_____________________________ Account Number	_____________________________ City, State, Zip Code

IF SHARES ARE TO BE HELD IN JOINT OWNERSHIP,

ALL JOINT OWNERS SHOULD SIGN THIS APPLICATION

SUBSTITUTE FORM W-9

Each prospective investor is required to provide a correct Taxpayer Identification Number (“TIN”) on the Substitute Form W-9 below, and to sign and date said form. If the prospective investor is an individual, the TIN is his or her social security number. Part 3 of the Substitute Form W-9 should be completed if the prospective investor has not been issued a TIN and has applied for a number or intends to apply for a number in the near future.

Substitute FORM W-9	Part 1—Please provide your TIN in the box at right and certify by signing and dating below	Social Security Number or Employer Identification No ______________________.

Department of the Treasury Internal Revenue Service

Part 2—I am not subject to backup withholding because (1) I have not been notified by the Internal Revenue Service that I am subject to backup withholding as a result of failure to report all interest or dividends or (2) the Internal Revenue

Service has notified me that I am no longer subject to backup withholding.

Payer’s Request for Taxpayer Identification Number (TIN)	CERTIFICATION: UNDER PENALTY OF PERJURY, I CERTIFY THAT THE INFORMATION PROVIDED ON THIS FORM IS TRUE, CORRECT AND COMPLETE. Signature:_______________________ Date:___________________________	Part 3 Awaiting TIN _______________ (If awaiting TIN write “Applied For” above)

RETURN THE TOP TWO COPIES. THE THIRD COPY IS FOR YOUR RECORDS

ORIGINAL – White [Return to 1st Centennial]

COPY – Yellow [Return to 1st Centennial]

CUSTOMER COPY – Pink [Retain]